THE TOCQUEVILLE TRUST
FIFTH AMENDMENT TO THE CUSTODY AGREEMENT

THIS FIFTH AMENDMENT dated as of the 9th day of June, 2014, to the Custody Agreement, dated as of March 13, 2008, as amended September 15, 2009, October 12, 2010, December 6, 2011 and December 20, 2013 (the "Agreement"), is entered into by and between THE TOCQUEVILLE TRUST, a Massachusetts trust (the “Trust”) and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add a new fund and amend the fees of the Agreement; and

WHEREAS, Article XIV, Section 14.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C is hereby superseded and replaced with Amended Exhibit C attached hereto.

Amended Exhibit D is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE TOCQUEVILLE TRUST	U.S. BANK, N.A.

By: /s/ Robert W. Kleinschmidt	By: /s/ Michael R. McVoy

Printed Name: Robert W. Kleinschmidt	Printed Name: Michael R. McVoy

Title: President	Title: Vice President

6/2014	1

Amended Exhibit C to the Custody Agreement

Fund Names

Separate Series of The Tocqueville Trust

Name of Series
The Tocqueville Fund
The Tocqueville Opportunity Fund
The Tocqueville Gold Fund
The Tocqueville International Value Fund
The Tocqueville Select Fund
The Delafield Fund
The Tocqueville Alternative Strategies Fund

6/2014	2

Amended Exhibit D to the Custody Agreement – The Tocqueville Trust

DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE Tocqueville Trust-Effective 07/01/2014

Annual fee based upon market value of all Funds in the Trust:
♦    ____% on all balances (complex fee for the Trust)
       (Subject to $____ complex minimum for 7 Funds)

•     CCO Support    $____ per year

Portfolio Transaction Fees
$____ per disbursement (waived if U.S. Bancorp is Administrator)
$____ per US Bank repurchase agreement transaction
$____ per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt
$____ per portfolio transaction processed through our New York custodian definitive security (physical)
$____ per principal paydown
$____ per option/future contract written, exercised or expired
$____ per Cedel/Euroclear transaction
$____ per mutual fund trade
$____ per Fed Wire
$____ per margin variation Fed wire
$____ per short sale
$____ per segregated account per year

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

No charge for the initial conversion free receipt.

Overdrafts – charged to the account at prime interest rate plus ____.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.

6/2014	3

Amended Exhibit D (continued) to the Custody Agreement – The Tocqueville Trust

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE effective January 1, 2012
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All		$____	Lebanon	All		$____
Australia	All		$____	Lithuania	All		$____
Austria	All		$____	Luxembourg	All		$____
Bahrain	All		$____	Malaysia	All		$____
Bangladesh	All		$____	Mali*	All		$____
Belgium	All		$____	Malta	All		$____
Benin*	All		$____	Mauritius	All		$____
Bermuda	All		$____	Mexico	All		$____
Botswana	All		$____	Morocco	All		$____
Brazil	All		$____	Namibia	All		$____
Bulgaria	All		$____	Netherlands	All		$____
Burkina Faso*	All		$____	New Zealand	All		$____
Canada	All		$____	Niger*	All		$____
Cayman Islands*	All		$____	Nigeria	All		$____
Channel Islands*	All		$____	Norway	All		$____
Chile	All		$____	Oman	All		$____
China“A” Shares	All		$____	Pakistan	All		$____
China“B” Shares	All		$____	Peru	All		$____
Columbia	All		$____	Philippines	All		$____
Costa Rica	All		$____	Poland	All		$____
Croatia	All		$____	Portugal	All		$____
Cyprus*	All		$____	Qatar	All		$____
Czech Republic	All		$____	Romania	All		$____
Denmark	All		$____	Russia	Equities/Bonds		$____
Ecuador	All		$____	Russia	MINFINs		$____
Egypt	All		$____	Senegal*	All		$____
Estonia	All		$____	Singapore	All		$____
Euromarkets(3)	All		$____	Slovak Republic	All		$____
Finland	All		$____	Slovenia	All		$____
France	All		$____	South Africa	All		$____
Germany	All		$____	South Korea	All		$____
Ghana	All		$____	Spain	All		$____
Greece	All		$____	Sri Lanka	All		$____
Guinea Bissau*	All		$____	Swaziland	All		$____
Hong Kong	All		$____	Sweden	All		$____
Hungary	All		$____	Switzerland	All		$____
Iceland	All		$____	Taiwan	All		$____
India	All		$____	Thailand	All		$____
Indonesia	All		$____	Togo*	All		$____
Ireland	All		$____	Trinidad & Tobago*	All		$____
Israel	All		$____	Tunisia	All		$____
Italy	All		$____	Turkey	All		$____
Ivory Coast	All		$____	UAE	All		$____
Jamaica*	All		$____	United Kingdom	All		$____
Japan	All		$____	Ukraine	All		$____
Jordan	All		$____	Uruguay	All		$____
Kazakhstan	All		$____	Venezuela	All		$____
Kenya	All		$____	Vietnam*	All		$____
Latvia	Equities		$____	Zambia	All		$____
Latvia	Bonds		$____
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Annual Base Fee - A monthly base charge of $____ per account will apply to The Tocqueville International Value Fund, The Tocqueville Gold Fund and The Delafield Fund.   The base charge will be waived for the Tocqueville Small Cap Value Fund,  The Tocqueville Fund and The Tocqueville Select Fund as long as the number of foreign securities in each fund remains under twenty five (25).

6/2014	4

Amended Exhibit D (continued) to the Custody Agreement – The Tocqueville Trust

▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $____.

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $____ per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

** All fees quoted are payable monthly

6/2014	5

Amended Exhibit D (continued) to the Custody Agreement – The Tocqueville Trust

THE BANK OF NEW YORK MELLON

PRECIOUS METALS STANDARD FEE SCHEDULE

EXCHANGE	COMMODITY	STORAGE	WITHDRAWAL

N.Y. COMEX	Gold	$____	$____
N.Y. COMEX	Silver	____	____
N.Y. Merc.	Palladium	____	____
N.Y. Merc.	Platinum	____	____
CBOT – Mini	Gold/Silver	____	____
CBOT	Silver/5Bars	____	____

PHYSICAL:
Gold –

400 oz Bars	Gold Inventory	$____	$____
100 oz Bars	Gold Inventory	____	____
Kilo Bars	Gold Inventory	____	____
Gold Coins	Gold Inventory	____	____

Silver –

1000 oz Bars	Silver Inventory	$____	$____
100 oz Bars	Silver Inventory	____	____
Silver Coins	Silver Inventory	____	____ (per coin)

Silver Bags
1000 FV 90%	Silver Inventory	$____	$____ (per bag)
500 FV 90%	Silver Inventory	____	____ (per bag)
250 FV 90%	Silver Inventory	____	____ per bag)

Palladium/Platinum

100 oz Bars	Palladium	$____	$____
50 oz Bars	Platinum	____	____
Coins	Palladium	____	____
Coins	Platinum	____	____

*Storage rates are on a monthly basis.
Registered Mail Fee is $____  per package plus postage and insurance.
Fees are subject to revision.

6/2014	6